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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Adaptive Telecom, Inc. Stock Plan of our report dated February 11, 2000 with respect to the consolidated financial statements of Metawave Communications Corporation included in its Prospectus dated April 27, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP
Seattle, WA
October 30, 2000                                              ERNST & YOUNG LLP